TRIMAS REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
•Full‑year and fourth quarter 2025 results in line with Company expectations
•Repurchased more than three million shares during fourth quarter; today announced an increase in share repurchase authorization
•Implemented cost reduction initiatives expected to generate $15 million in annualized savings
•Aerospace moved to Discontinued Operations; divestiture on track to close in first quarter 2026
BLOOMFIELD HILLS, Michigan, February 26, 2026 - TriMas (NASDAQ: TRS) today announced financial results for the fourth quarter and full year ended December 31, 2025.
Summary
($ in millions, except per share amounts)

	Twelve months ended December 31,
	As Reported			Adjusted(1,2)
	2025	2024	% Change	2025	2024	% Change

Net sales
TriMas Continuing Operations	$645.7	$630.8	2.4%	$645.7	$630.8	2.4%
Aerospace - Discontinued Operations	396.4	294.2	34.7%	396.4	294.2	34.7%
Total Company	$1,042.2	$925.0	12.7%	$1,042.2	$925.0	12.7%

Operating profit
TriMas Continuing Operations	$41.3	$15.2	172.2%	$34.4	$47.0	(26.9)%
Aerospace - Discontinued Operations	67.0	$32.0	109.2%	72.3	35.9	101.8%
Total Company	$108.3	$47.2	129.5%	$106.7	$82.8	28.8%

Income (loss)
TriMas Continuing Operations	$72.3	$(2.0)	n/m	$22.4	$31.6	(29.1)%
Aerospace - Discontinued Operations	47.8	26.2	82.6%	62.8	36.1	73.9%
Total Company	$120.1	$24.3	395.4%	$85.3	$67.7	25.9%

Diluted earnings per share
TriMas Continuing Operations	$1.78	$(0.05)	n/m	$0.55	$0.77	(28.6)%
Aerospace - Discontinued Operations	1.17	$0.65	80.0%	$1.54	$0.88	75.0%
Total Company	$2.95	$0.60	391.7%	$2.09	$1.65	26.7%
"We finished 2025 with a solid performance at the upper end of our earnings per share guidance range, supported by continued strong top-line growth and disciplined execution across our businesses,” said Thomas Snyder, TriMas President and Chief Executive Officer. “Since stepping into the CEO role last June, my focus has been on building momentum and positioning TriMas for its next chapter. Our previously announced Aerospace transaction continues to progress as planned, with completion expected in mid-to-late March. In parallel, we are realigning TriMas for the future, streamlining our operating structure, executing cost-out initiatives and creating a more agile, customer-centric organization. The proceeds of the Aerospace divestiture will enable us to invest in our business, expand further into attractive packaging and life sciences opportunities, accelerate value creation and deliver compelling long-term returns for our shareholders."
Total Company Results (Before Consideration of Discontinued Operations)
TriMas reported full year 2025 total company net sales of $1,042.2 million, up 12.7% from 2024, with growth in the Packaging and Aerospace groups. Operating profit increased to $108.3 million, compared to $47.2 million in 2024. Adjusting for Special Items(1), operating profit was $106.7 million, a 28.8% increase over $82.8 million in the prior year. TriMas total company full year 2025 net income was $120.1 million, or $2.95 per diluted share, compared to $24.3 million, or $0.60 per diluted share, in 2024. Total company 2025 adjusted net income(2) was $85.3 million, up from $67.7 million in 2024. As a result, adjusted diluted earnings per share(2) increased 26.7% to $2.09, compared to $1.65 in the prior year, driven primarily by higher sales levels and continued operational improvement initiatives.
For fourth quarter 2025, total company net sales were $256.5 million, up 12.5% from $228.1 million in fourth quarter 2024. Fourth quarter 2025 operating profit was $42.8 million, compared to $8.6 million in fourth quarter 2024. Adjusting for Special Items(1), operating profit was $20.2 million, compared to $23.2 million in fourth quarter 2024. TriMas reported total company net income of $81.7 million, or $2.03 per diluted share, compared to $5.6 million, or $0.14 per diluted share, in fourth quarter 2024. Fourth quarter 2025 adjusted net income(2) was $16.3 million, compared to $17.5 million in the prior year period. Adjusted diluted earnings per share(2) was $0.40, compared to $0.43 in fourth quarter 2024, primarily reflecting the timing and levels of incentive compensation between periods.
TriMas Aerospace Divestiture Update and Discontinued Operations
The previously announced sale of TriMas Aerospace (the “Transaction”) to an affiliate of Tinicum L.P. and funds managed by Blackstone under the definitive agreement entered into on November 4, 2025, remains on track for completion. TriMas Aerospace is expected to be sold for approximately $1.45 billion in cash, subject to customary post-closing adjustments, resulting in estimated net after-tax proceeds of approximately $1.2 billion. The Company currently expects to use the proceeds to support organic growth investments, pursue strategically aligned acquisition opportunities and repurchase shares. The Company also plans to repay the borrowings outstanding on its revolving credit facility resulting from the recent share repurchase activity and hold the remaining proceeds in interest‑bearing accounts until deployed.
Beginning in the fourth quarter of 2025, the Company began reporting the quarterly and full year results of TriMas Aerospace, previously included in the Aerospace segment, as Discontinued Operations. In addition, at closing, the parties will enter into a customary transition services agreement covering certain support services. Following completion of the Transaction, TriMas will operate in two segments: Packaging, representing the TriMas Packaging business, and the Specialty Products segment, which includes Norris Cylinder.
To provide historical information on a basis that reflects the planned sale of TriMas Aerospace, the Company has recast certain historical results, included as Exhibit 99.2 to the Form 8-K being filed today.
Results from Continuing Operations
For full year 2025, TriMas reported net sales from continuing operations of $645.7 million, an increase of 2.4% compared to 2024, as sales growth in the Packaging group was partially offset by a 7.0% decline in Specialty Products due to the Arrow Engine sale. Full year 2025 income from continuing operations was $72.3 million, or $1.78 per diluted share, compared to a loss of $2.0 million, or $0.05 per diluted share, in 2024. Adjusting for Special Items(1), full year 2025 adjusted income(2) from continuing operations was $22.4 million, compared to $31.6 million in 2024. Adjusted diluted earnings per share(2) from continuing operations was $0.55, compared to $0.77 in the prior year, primarily reflecting the differences in timing and levels of incentive compensation between periods, as well as the lower operating profit related to the sale of Arrow Engine in early 2025.
For fourth quarter 2025, TriMas reported fourth quarter 2025 net sales from continuing operations of $155.5 million, an increase of 3.8% over $149.7 million in fourth quarter 2024, driven by continued growth in the Packaging group. TriMas reported income from continuing operations of $72.9 million, or $1.81 per diluted share, compared to a loss of $3.5 million, or $0.09 per diluted share, in fourth quarter 2024. Adjusting for Special Items(1), adjusted income(2) from continuing operations was $1.6 million, compared to $7.1 million in the prior year period. Adjusted diluted earnings per share(2) from continuing operations was $0.04, compared to $0.17 in fourth quarter 2024.
Share Repurchases
During 2025, TriMas repurchased 3,124,866 shares of its outstanding common stock for $103.3 million, with more than three million of these shares repurchased since the announcement of the Aerospace divestiture. As of December 31, 2025, the Company had approximately $48.9 million remaining under its share repurchase authorization and approximately 37.6 million shares outstanding.
Today, the Company announced that its Board of Directors has increased its common stock share repurchase authorization to a total of up to $150 million, adding to the $48.9 million remaining under the previous authorization. The Board will continue to assess adding to the Company's existing share repurchase authorization.

Financial Position
The Company generated $41.5 million of net cash provided by operating activities in fourth quarter 2025, compared to $27.1 million in fourth quarter 2024. As a result, total company Free Cash Flow(3) for the quarter was $43.3 million, up from $16.8 million in fourth quarter 2024. On a full year basis, TriMas reported net cash provided by operating activities of $117.5 million, compared to $63.8 million for 2024. As a result, total company full year Free Cash Flow(3) was $87.2 million, an increase of 197.6% from $29.3 million in 2024, driven by improved operating performance and continued working capital discipline. Please see Appendix I for further details.
TriMas ended 2025 with $30.0 million of cash on hand, $205.2 million of cash and available borrowing capacity under its revolving credit facility, and a net leverage ratio of 2.7x as defined in its credit agreement. As of December 31, 2025, TriMas reported total debt of $469.2 million and Net Debt(4) of $439.2 million, including borrowings of $72.8 million under its revolving credit facility used primarily to fund share repurchases. As noted above, the Company expects to receive approximately $1.2 billion in net after‑tax proceeds upon completion of the sale of TriMas Aerospace, which will significantly enhance liquidity and financial flexibility.
Fourth Quarter Segment Results
TriMas Packaging group reported fourth quarter net sales of $129.3 million, a 5.0% increase compared to fourth quarter 2024. Growth was primarily driven by higher demand for products for industrial and life science markets, and the benefit of favorable foreign currency exchange, partially offset by continued softer demand for closures and flexible packaging products used in food and beverage applications. Fourth quarter operating profit and margins declined year-over-year, primarily as a result of a less favorable sales mix.
TriMas' Specialty Products group reported fourth quarter net sales of $26.2 million, a slight decline of 1.4% compared to fourth quarter 2024, as a 13.8% year-over-year sales increase at Norris Cylinder was more than offset by the loss of sales related to the Arrow Engine divestiture in January 2025. Fourth quarter operating profit and margins improved over the prior year period, driven by the benefit of prior restructuring actions at Norris Cylinder, which helped offset the profit loss from the Arrow Engine sale.
TriMas Aerospace group, which is now reported in Discontinued Operations, generated fourth quarter net sales of $101.0 million, an increase of 28.9% compared to fourth quarter 2024. This strong growth was primarily driven by higher industry build rates, new contract awards, commercial actions and the first‑quarter 2025 acquisition of TriMas Aerospace Germany (TAG). Fourth quarter operating profit and margins increased significantly over the prior year period, driven by improved sales conversion, commercial actions and operational excellence initiatives, even with incremental allocations related to the pending sale of the business.
Realignment and Cost-Out Initiatives
TriMas executed a comprehensive organizational realignment to streamline operations, strengthen customer responsiveness and drive sustainable cost savings. The realignment integrates select corporate and business functions to simplify the structure, eliminates duplication and improves operational efficiency. These initiatives are expected to generate more than $10 million in savings in 2026 and approximately $15 million on an annualized basis, with additional cost-reduction initiatives underway.
As part of this effort, TriMas Packaging is restructuring its commercial and operational model to eliminate silos, accelerate decision‑making, and deliver more integrated customer solutions. The changes include unifying sales teams, standardizing operations across facilities and reducing management layers to improve speed, accountability and innovation. Key initiatives include brand unification, expanded operational excellence programs, technology implementations and manufacturing footprint optimization. Collectively, these actions are expected to strengthen TriMas’ operating model, enhance customer satisfaction and support sustainable long‑term value creation.
2026 Outlook
For 2026, the Company expects sales growth of 3% to 6% year-over-year across the combined Packaging and Specialty Products businesses. In addition, TriMas anticipates more than 300 basis points of adjusted operating profit margin improvement, driven by the cost reduction and organizational realignment initiatives underway. Additional assumptions and modeling considerations will be discussed on the earnings call later this morning.
"As we prepare to complete the sale of TriMas Aerospace, we are excited about the future of TriMas as a more focused and agile company. This transaction allows us to intensify our attention on our Packaging and Specialty Products businesses, both of which are well-positioned for continued growth and operational improvement. Our realignment and cost‑out initiatives are already creating a stronger and more efficient foundation, and we expect these actions to drive meaningful margin expansion as we progress through 2026. We also look forward to deploying the Aerospace sale proceeds in ways that enhance long‑term value for our shareholders, employees and customers. Consistent with this approach, we expect to use the proceeds to support organic growth investments, pursue strategically aligned acquisition opportunities and repurchase shares,” continued Snyder.
Conference Call Information
TriMas will host its fourth quarter and full year 2025 earnings conference call today, Thursday, February 26, 2026, at 10:00 a.m. ET. To participate via phone, please dial (877) 407-0890 (U.S. and Canada) or +1 (201) 389-0918 (outside the U.S. and Canada) and ask to be connected to the TriMas fourth quarter and full year 2025 earnings conference call. The conference call will also be simultaneously webcast via TriMas' website at www.trimas.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (877) 660-6853 (U.S. and Canada) or +1 (201) 612-7415 (outside the U.S. and Canada) with a meeting ID of 13758505, beginning February 26, 2026, at 3:00 p.m. ET through March 12, 2026, at 3:00 p.m. ET.
Notice Regarding Forward-Looking Statements
The above outlook includes the impact of all announced acquisitions and divestitures as of February 26, 2026. All of the above amounts considered as 2026 guidance are after adjusting for any current or future amounts that may be considered Special Items. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(1)
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; our ability to successfully complete the planned sale of our TriMas Aerospace business (“TriMas Aerospace”) within the expected time frame or at all; our ability to recognize the benefits of and effectively deploy the proceeds from the planned sale of TriMas Aerospace; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability and ESG goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition and disposition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to Board approval and depend on market and other conditions; our future prospects; and other risks that are detailed in the Annual Report on Form 10-K for the year ended December 31, 2024, and Part II, Item 1A, "Risk Factors," in our subsequent Quarterly Reports on Form 10-Q. The risks described are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Management believes that presenting these non-GAAP financial measures provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods and to the Company’s peers. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are provided only for the expected impact of amortization of acquisition-related intangible assets for completed acquisitions, as the Company is unable to provide estimates of future Special Items(1) or amortization from future acquisitions without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Additional information is available at www.trimas.com under the “Investors” section.
(1) Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business.
(2) The Company defines adjusted net income (and on a per diluted share basis, adjusted diluted earnings per share) as net income (per GAAP), plus or minus the after-tax impact of Special Items(1), plus the after-tax impacts of non-cash acquisition-related intangible asset amortization and non-cash compensation expense. While the acquisition-related intangible assets aid in the Company’s revenue generation, the Company adjusts for the non-cash amortization expense and non-cash compensation expense because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of financial results over multiple periods, and (iii) provides more relevant comparisons of financial results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions.
(3)    The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.
(4) The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.
About TriMas
TriMas designs and manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Powered by 3,700 dedicated employees in 13 countries, we provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
Contact
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherry.lauderback@trimas.com

TriMas Corporation
Condensed Consolidated Balance Sheet
(Unaudited, dollars in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$30,020	$23,070
Receivables, net	111,270	115,590
Inventories	108,720	110,440
Prepaid expenses and other current assets	36,380	27,260
Current assets, held for sale	176,280	150,280
Total current assets	462,670	426,640
Property and equipment, net	247,510	237,700
Operating lease right-of-use assets	31,800	32,440
Goodwill	300,280	287,060
Other intangibles, net	76,550	78,390
Deferred income taxes	53,670	10,760
Other assets	45,430	9,410
Non-current assets, held for sale	267,170	241,780
Total assets	$1,485,080	$1,324,180
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$72,280	$72,350
Accrued liabilities	59,640	42,760
Lease liabilities, current portion	4,100	6,000
Current liabilities, held for sale	47,650	38,320
Total current liabilities	183,670	159,430
Long-term debt, net	469,170	398,120
Lease liabilities	31,810	30,240
Deferred income taxes	17,710	17,580
Other long-term liabilities	65,840	42,170
Non-current liabilities, held for sale	11,290	9,340
Total liabilities	779,490	656,880
Total shareholders' equity	705,590	667,300
Total liabilities and shareholders' equity	$1,485,080	$1,324,180

TriMas Corporation
Consolidated Statement of Income
(Unaudited, dollars in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Net sales	$155,490	$149,730	$645,720	$630,800
Cost of sales	(122,580)	(127,270)	(507,560)	(501,260)
Gross profit	32,910	22,460	138,160	129,540
Selling, general and administrative expenses	(38,160)	(23,020)	(129,310)	(109,650)
Asbestos-related benefit (costs), net	35,800	—	27,770	(5,510)
Net gain (loss) on dispositions of assets	(610)	(10)	4,680	1,020
Impairment of indefinite-lived intangible assets	—	(230)	—	(230)
Operating profit (loss)	29,940	(800)	41,300	15,170
Other expense, net:
Interest expense	(4,590)	(4,550)	(18,030)	(19,560)
Other income (expense), net	(320)	540	990	210
Other expense, net	(4,910)	(4,010)	(17,040)	(19,350)
Income (loss) before income tax expense	25,030	(4,810)	24,260	(4,180)
Income tax benefit	47,820	1,290	48,050	2,230
Income (loss) from continuing operations	72,850	(3,520)	72,310	(1,950)
Income from discontinued operations, net of income taxes	8,850	9,160	47,830	26,200
Net income	$81,700	$5,640	$120,140	$24,250
Basic earnings (loss) per share:
Continuing operations	$1.84	$(0.09)	$1.79	$(0.05)
Discontinued operations	0.22	0.23	1.18	0.65
Net income per share	$2.06	$0.14	$2.97	$0.60
Weighted average common shares - basic	39,633,498	40,573,108	40,384,270	40,725,714
Diluted earnings (loss) per share:
Continuing operations	$1.81	$(0.09)	$1.78	$(0.05)
Discontinued operations	0.22	0.23	1.17	0.65
Net income per share	$2.03	$0.14	$2.95	$0.60
Weighted average common shares - diluted	40,148,066	40,573,108	40,790,137	40,725,714

TriMas Corporation
Consolidated Statement of Cash Flows
(Unaudited - dollars in thousands)

	Twelve months ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$72,310	$(1,950)
Income from discontinued operations	47,830	26,200
Net income	120,140	24,250
Adjustments to reconcile income to net cash provided by operating activities, net of acquisition impact:
Impairment of indefinite-lived intangible assets	—	230
Gain on dispositions of assets	(4,510)	(1,000)
Depreciation	39,710	48,120
Amortization of intangible assets	17,320	16,800
Amortization of debt issue costs	950	960
Deferred income taxes	(37,390)	(3,240)
Non-cash compensation expense	11,540	6,960
Provision for losses on accounts receivable	(1,250)	(1,000)
Asbestos-related (benefit) costs, net	(27,770)	5,510
Provision for environmental liabilities	6,500	3,340
(Increase) decrease in receivables	1,780	(20,520)
Increase in inventories	(4,270)	(21,200)
(Increase) decrease in prepaid expenses and other assets	4,050	(2,340)
Increase (decrease) in accounts payable and accrued liabilities	(2,360)	560
Other operating activities	(6,990)	6,350
Net cash provided by operating activities	117,450	63,780
Cash Flows from Investing Activities:
Capital expenditures	(48,350)	(50,960)
Acquisition of businesses, net of cash acquired	(37,730)	—
Cross-currency swap terminations	—	(3,760)
Settlement of foreign currency exchange forward contract	—	3,760
Net proceeds from disposition of business, property and equipment	22,030	4,000
Net cash used for investing activities	(64,050)	(46,960)
Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facilities	356,300	308,930
Repayments of borrowings on revolving credit facilities	(289,850)	(307,580)
Debt financing fees	(1,260)	—
Payments to purchase common stock	(103,320)	(19,270)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(2,000)	(1,760)
Dividends paid	(6,610)	(6,630)
Other financing activities	290	(2,330)
Net cash used for financing activities	(46,450)	(28,640)
Cash and Cash Equivalents:
Increase (decrease) for the year	6,950	(11,820)
At beginning of year	23,070	34,890
At end of year	$30,020	$23,070
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,760	$18,730
Cash paid for income taxes	$10,630	$11,870
Non-cash property additions	$5,170	$—

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Packaging
Net sales	$129,260	$123,130	$535,540	$512,320
Operating profit	$14,620	$15,060	$68,140	$68,120
Special Items to consider in evaluating operating profit:
Impairment of and indefinite-lived intangible assets	—	230	—	230
Business restructuring and severance costs	350	450	3,270	2,870
Adjusted operating profit	$14,970	$15,740	$71,410	$71,220

Specialty Products
Net sales	$26,230	$26,600	$110,180	$118,480
Operating profit (loss)	$1,710	$(7,470)	$4,190	$(1,990)
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	8,230	1,240	8,350
Adjusted operating profit	$1,710	$760	$5,430	$6,360

Corporate Expenses
Operating profit (loss)	$13,610	$(8,390)	$(31,030)	$(50,960)
Special Items to consider in evaluating operating loss:
Asbestos-related (benefit) costs, net	(35,800)	—	(27,770)	5,510
Change in environmental liability estimate	6,500	960	6,500	3,220
M&A diligence and transaction costs	240	430	630	3,450
Business restructuring and severance costs	780	1,940	8,280	3,450
System implementation costs	1,980	1,120	6,280	4,740
Gain on sale of Arrow Engine	—	—	(5,380)	—
Adjusted operating loss	$(12,690)	$(3,940)	$(42,490)	$(30,590)

TriMas Continuing Operations
Net sales	$155,490	$149,730	$645,720	$630,800
Operating profit (loss)	$29,940	$(800)	$41,300	$15,170
Total Special Items to consider in evaluating operating profit	(25,950)	13,360	(6,950)	31,820
Adjusted operating profit	$3,990	$12,560	$34,350	$46,990

Aerospace
Net sales	$100,970	$78,320	$396,430	$294,210
Operating profit	$12,860	$9,420	$67,000	$32,020
Special Items to consider in evaluating operating profit:
Third-party and other costs incurred related to strike	—	1,050	—	3,390
M&A diligence and transaction costs	3,080	—	3,080	60
Business restructuring and severance costs	(110)	—	710	—
Change in environmental liability estimate	—	150	—	380
Purchase accounting costs	350	—	1,550	—
Adjusted operating profit	$16,180	$10,620	$72,340	$35,850

Total Company
Net sales	$256,460	$228,050	$1,042,150	$925,010
Operating profit	$42,800	$8,620	$108,300	$47,190
Total Special Items to consider in evaluating operating profit	(22,630)	14,560	(1,610)	35,650
Adjusted operating profit	$20,170	$23,180	$106,690	$82,840

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures - Total Company
(Unaudited - dollars in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net income, Total Company	$81,700	$5,640	$120,140	$24,250
Special Items to consider in evaluating quality of net income:
Asbestos-related (benefit) costs, net	(35,800)	—	(27,770)	5,510
Business restructuring and severance costs	1,020	10,620	13,500	14,670
M&A diligence and transaction costs	3,320	430	3,710	3,510
System implementation costs	1,980	1,120	6,280	4,740
Third-party and other costs incurred related to strike	—	1,050	—	3,390
Change in environmental liability estimate	6,500	1,110	6,500	3,600
Reversal of a contingent deferred purchase price liability	—	(2,250)	—	(2,250)
Currency translation adjustment	(1,540)	—	(1,540)	—
Gain on the sale of Arrow Engine	—	—	(5,380)	—
Deferred tax gain on the sale of Aerospace segment	(53,900)	—	(53,900)	—
Purchase accounting costs and other	350	230	1,650	240
Amortization of acquisition-related intangible assets	4,380	4,160	17,320	16,800
Non-cash compensation expense	3,240	(1,090)	10,040	6,960
Income tax effect of net income adjustments(1)	5,000	(3,500)	(5,300)	(13,690)
Adjusted net income	$16,250	$17,520	$85,250	$67,730

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Diluted earnings per share, Total Company	$2.03	$0.14	$2.95	$0.60
Dilutive impact (2)	—	—	—	(0.01)
Special Items to consider in evaluating quality of EPS:
Asbestos-related (benefit) costs, net	(0.89)	—	(0.68)	0.13
Business restructuring and severance costs	0.03	0.26	0.33	0.36
M&A diligence and transaction costs	0.08	0.01	0.09	0.08
System implementation costs	0.05	0.03	0.15	0.11
Third-party and other costs incurred related to strike	—	0.02	—	0.08
Change in environmental liability estimate	0.16	0.03	0.16	0.09
Reversal of a contingent deferred purchase price liability	—	(0.05)	—	(0.05)
Currency translation adjustment	(0.04)	—	(0.04)	—
Gain on the sale of Arrow Engine	—	—	(0.13)	—
Deferred tax gain on the sale of Aerospace segment	(1.34)	—	(1.32)	—
Purchase accounting costs and other	0.01	0.01	0.04	0.01
Amortization of acquisition-related intangible assets	0.11	0.10	0.42	0.41
Non-cash compensation expense	0.08	(0.03)	0.25	0.17
Income tax effect of net income adjustments(1)	0.12	(0.09)	(0.13)	(0.33)
Adjusted diluted EPS	$0.40	$0.43	$2.09	$1.65
Weighted-average shares outstanding	40,148,066	40,956,347	40,790,137	41,055,993
(1) Income tax effect is calculated on an item-by-item basis, utilizing the statutory tax rate in the jurisdiction where the adjustments occurred. For the three and twelve month periods ended December 31, 2025, and 2024, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.
(2) 330,279 shares were included in the as previously reported dilutive computation of earnings per share for the twelve months ended December 31, 2024.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures - Continuing Operations
(Unaudited - dollars in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Income (loss) from continuing operations, as reported	$72,850	$(3,520)	$72,310	$(1,950)
Special Items to consider in evaluating quality of income:
Asbestos-related (benefit) costs, net	(35,800)	—	(27,770)	5,510
Business restructuring and severance costs	1,130	10,620	12,790	14,670
M&A diligence and transaction costs	(160)	430	(790)	3,450
System implementation costs	1,980	1,120	6,280	4,740
Change in environmental liability estimate	6,500	960	6,500	3,220
Currency translation adjustment	(1,540)	—	(1,540)	—
Gain on the sale of Arrow Engine	—	—	(5,380)	—
Deferred tax gain on the sale of Aerospace	(53,900)	—	(53,900)	—
Other costs	—	230	100	240
Amortization of acquisition-related intangible assets	1,700	1,590	6,680	6,520
Non-cash compensation expense	2,870	(1,390)	8,410	5,630
Income tax effect of net income adjustments(1)	5,990	(2,950)	(1,270)	(10,430)
Adjusted income from continuing operations	$1,620	$7,090	$22,420	$31,600

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Diluted earnings (loss) per share from continuing operations, as reported	$1.81	$(0.09)	$1.78	$(0.05)
Special Items to consider in evaluating quality of EPS from continuing operations:
Asbestos-related (benefit) costs, net	(0.89)	—	(0.68)	0.13
Business restructuring and severance costs	0.03	0.26	0.31	0.36
M&A diligence and transaction costs	—	0.01	(0.02)	0.08
System implementation costs	0.05	0.03	0.15	0.11
Change in environmental liability estimate	0.16	0.02	0.16	0.08
Currency translation adjustment	(0.04)	—	(0.04)	—
Gain on the sale of Arrow Engine	—	—	(0.13)	—
Deferred tax gain on the sale of Aerospace	(1.34)	—	(1.32)	—
Other costs	—	0.01	—	0.01
Amortization of acquisition-related intangible assets	0.04	0.03	0.16	0.16
Non-cash compensation expense	0.07	(0.03)	0.21	0.14
Income tax effect of net income adjustments(1)	0.15	(0.07)	(0.03)	(0.25)
Adjusted diluted EPS from continuing operations	$0.04	$0.17	$0.55	$0.77
Weighted-average shares outstanding	40,148,066	40,956,347	40,790,137	41,055,993
(1) Income tax effect is calculated on an item-by-item basis, utilizing the statutory tax rate in the jurisdiction where the adjustments occurred. For the three and twelve month periods ended December 31, 2025, and 2024, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures - Discontinued Operations
(Unaudited - dollars in thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Income from discontinued operations, net of taxes	$8,850	$9,160	$47,830	$26,200
Special Items to consider in evaluating quality of income:
Business restructuring and severance costs	(110)	—	710	—
M&A diligence and transaction costs	3,480	—	4,500	60
Third-party and other costs incurred related to strike	—	1,050	—	3,390
Change in environmental liability estimate	—	150	—	380
Reversal of a contingent deferred purchase price liability	—	(2,250)	—	(2,250)
Purchase accounting costs and other	350	—	1,550	—
Amortization of acquisition-related intangible assets	2,680	2,570	10,640	10,280
Non-cash compensation expense	370	300	1,630	1,330
Income tax effect of net income adjustments(1)	(990)	(550)	(4,030)	(3,260)
Adjusted income from discontinued operations, net of taxes	$14,630	$10,430	$62,830	$36,130

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Diluted earnings per share from discontinued operations	$0.22	$0.23	$1.17	$0.65
Dilutive impact (2)	—	—	—	(0.01)
Special Items to consider in evaluating quality of EPS:
Business restructuring and severance costs	—	—	0.02	—
M&A diligence and transaction costs	0.08	—	0.11	—
Third-party and other costs incurred related to strike	—	0.02	—	0.08
Change in environmental liability estimate	—	—	—	0.01
Reversal of a contingent deferred purchase price liability	—	(0.05)	—	(0.05)
Purchase accounting costs and other	0.01	—	0.04	—
Amortization of acquisition-related intangible assets	0.07	0.07	0.26	0.25
Non-cash compensation expense	0.01	0.01	0.04	0.03
Income tax effect of net income adjustments(1)	(0.03)	(0.02)	(0.10)	(0.08)
Adjusted diluted EPS from discontinued operations	$0.36	$0.26	$1.54	$0.88
Weighted-average shares outstanding	40,148,066	40,956,347	40,790,137	41,055,993
(1) Income tax effect is calculated on an item-by-item basis, utilizing the statutory tax rate in the jurisdiction where the adjustments occurred. For the three and twelve month periods ended December 31, 2025, and 2024, the income tax effect of Special Items varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.
(2) 330,279 shares were included in the as previously reported dilutive computation of earnings per share for the twelve months ended December 31, 2024.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures - Total Company
(Unaudited - dollars in thousands)

	Three months ended December 31,
	2025			2024
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$41,520	$6,520	$48,040	$27,080	$4,650	$31,730
Less: Capital expenditures	(4,700)	—	(4,700)	(14,980)	—	(14,980)
Free Cash Flow	$36,820	$6,520	$43,340	$12,100	$4,650	$16,750

	Twelve months ended December 31,
	2025			2024
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$117,450	$18,130	$135,580	63,780	$16,490	$80,270
Less: Capital expenditures	(48,350)	—	(48,350)	(50,960)	—	(50,960)
Free Cash Flow	$69,100	$18,130	$87,230	$12,820	$16,490	$29,310

	December 31, 2025	December 31, 2024
Long-term debt, net	$469,170	$398,120
Less: Cash and cash equivalents	30,020	23,070
Net Debt	$439,150	$375,050